UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 28, 2019

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Moody Plaza Galveston, Texas 77550-7999
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, Par Value $1.00	ANAT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of American National Insurance Company (the “Company”), with the assistance of the Company’s management, recently completed a competitive process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (“Fiscal 2020”). The Audit Committee invited several firms to participate in this process. At the conclusion of this process, on August 28, 2019, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for Fiscal 2020, subject to execution of an engagement letter. This action will result in the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019 (“Fiscal 2019”).

The audit reports of KPMG on the Company’s consolidated financial statements for the fiscal years ended December 31, 2017 (“Fiscal 2017”) and December 31, 2018 (“Fiscal 2018”) did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the change in its method of accounting for equity investments in 2018 due to the adoption of ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. During Fiscal 2017 and Fiscal 2018, and the subsequent interim periods through August 28, 2019, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that remediation efforts with respect to certain material weaknesses in the Company’s internal controls over financial reporting initially reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 were not concluded until the fourth quarter of Fiscal 2017, as reported and further described in Item 9A of the Company’s Annual Report on Form 10-K for Fiscal 2017.

The Company provided KPMG with a copy of this Form 8-K, and has requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of KPMG’s letter, dated August 29, 2019, is filed as Exhibit 16.1 to this Form 8-K.

During Fiscal 2017 and Fiscal 2018, and the subsequent interim periods through August 28, 2019, neither the Company nor anyone on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company’s stockholders entitled to vote at the Company’s 2020 annual meeting of stockholders will be asked to ratify the selection of Deloitte as the Company’s independent registered public accounting firm for Fiscal 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter from KPMG LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ Timothy A. Walsh
Timothy A. Walsh, Executive Vice President,
CFO, Treasurer and ML and P&C Operations

Date: August 29, 2019